Exhibit 99.1

IMMEDIATE RELEASE
Contact:
Joyce Allaire
Managing Director, LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

aTyr Pharma Announces $5 Million Registered Direct Offering led by The Federated Kaufmann Small Cap Fund

SAN DIEGO – April 11, 2019 – aTyr Pharma, Inc. (Nasdaq: LIFE), a biotherapeutics company engaged in the discovery and development of innovative medicines based on novel immunological pathways, today announced that it has entered into a definitive agreement with The Federated Kaufmann Small Cap Fund and Paul Schimmel, Ph.D., an existing stockholder and a director of the company, to purchase an aggregate of $5.0 million of aTyr’s common stock in a registered direct offering conducted without an underwriter or placement agent. Under the terms of the offering, aTyr will sell approximately 9.2 million shares at a price of $0.541 per share, which was the Nasdaq closing consolidated bid price on April 10, 2019. The closing of the offering is expected to take place on April 12, 2019. Proceeds from the offering will be used to advance clinical development of aTyr’s lead therapeutic candidate, ATYR1923, and for other general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-211998) filed with the Securities and Exchange Commission (SEC), which was declared effective on June 22, 2016. A prospectus supplement relating to the offering will be filed by the Company with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus may also be obtained directly from the Company by contacting aTyr Pharma, Inc., 3545 John Hopkins Court, Suite #250, San Diego, CA 92121. This announcement is neither an offer to sell nor a solicitation of an offer to buy any shares of aTyr’s common stock in the registered direct offering.  There shall not be any offer, solicitation of an offer to buy, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The registered direct offering is, and will be, made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The final terms of the offering will be disclosed in the prospectus supplement to be filed with the SEC.

About aTyr

aTyr is a biotherapeutics company engaged in the discovery and development of innovative medicines based on novel immunological pathways.  aTyr’s research and development efforts are concentrated on a newly discovered area of biology, the extracellular functionality of tRNA synthetases. aTyr has built a global intellectual property estate directed to a potential pipeline of protein compositions derived from 20 tRNA synthetase genes.  aTyr is focused on the therapeutic translation of the Resokine pathway, comprised of extracellular proteins derived from the histidyl tRNA synthetase gene family. ATYR1923 is a clinical-stage product candidate which binds to the neuropilin-2 receptor and is designed to down-regulate immune engagement in interstitial lung diseases and other immune-mediated diseases.  For more information, please visit http://www.atyrpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act. Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions.  We intend these forward-looking statements to be covered by such safe harbor provisions for forward-looking statements and are making this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements, including statements regarding the proposed closing, timing, and size of the offering, and the anticipated use of proceeds from the offering, reflect our current views about our plans, intentions, and expectations, which are based on the information currently available to us and on assumptions we have made.  All forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain.  Furthermore, actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other SEC filings.  Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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